Contacts:
         Susan G. Gaffney                             Veronica L. Rosa
         Investor Relations                           Investor Relations
         610-408-7292                                 610-408-7196
         sgaffney@ikon.com                            vrosa@ikon.com




                     IKON to integrate two OPERATING GROUPS,
             Combining sales and service of business equipment with
                               management services

                     UNIFIED OPERATION WILL ENHANCE ABILITY
                      TO DELIVER HIGH-VALUE-ADDED SERVICES

         Valley Forge, Pennsylvania - May 17, 1999 -- IKON Office Solutions (NYSE: IKN) today announced it will integrate its largest operating group, Business Services, which sells and services office equipment in North America, with its Management Services group, which provides document handling, mailroom administration and related information management services at clients' facilities. The new combined entity will be called IKON North America.

         "We've made significant progress in getting this Company on the right track, and the realignment we're announcing today is the next logical step forward in positioning IKON for sustained growth," said James J. Forese, President and Chief Executive Officer. " This new structure will help IKON leverage its key strengths in equipment and services. We will be positioned to develop true partnerships with our customers through unified marketing of office equipment and high-value-added services. By realigning these two operating groups into a seamless whole, IKON will acquire a deeper understanding of customer needs and be better positioned to design tailored solutions for their business challenges. We'll be able to develop these solutions from our many state-of-the-art offerings - ranging from color and high-volume digital copiers to comprehensive information management services to, eventually, technology services.

         "This integration will intensify our customer focus and give IKON a greater capability to anticipate and address new developments in the marketplace," Mr. Forese added. "Given the rapid pace of change in technology and the increasing convergence in this industry, it is clear we should organize IKON's operations so that we can apply the full range of our expertise to each customer's needs.

         "To help implement this realignment of our operating groups, we have named Dennis P. LeStrange, Senior Vice President - Marketing, an executive officer and Senior Vice President - IKON North America, effective immediately. In this role, he will direct the operational integration of equipment sales with management services and oversee the launch of a unified marketing program. Peter Shoemaker, IKON Senior Vice President and President of the North American Business Services Group, will be leaving IKON effective October 1, 1999. Peter has played a key role in helping to improve our operations over the past year and has indicated his desire to move on and pursue other business opportunities. Peter has agreed, however, to stay on to assist in the transition over the next several months."

         Mr. Forese also said that the Company is continuing its efforts to promote greater consistency company-wide, by moving to centralize marketing, real estate, human resources and purchasing/logistical functions. IKON has also expanded its training program to include consultative selling courses for our most promising sales reps. IKON's basic priorities continue to be focusing on stronger cost-reduction measures, enhancing productivity and shifting its marketing strategy to lead with more value-added, high-margin services.

         "Having stabilized our operations in recent months, we believe IKON is well positioned for sustained growth from the operational alignment we are announcing today," Mr. Forese stated. "IKON continues to move forward, powered by its key strengths: The latest technologies; high-quality, localized service within a national network; captive leasing; and strong cash flow."

         IKON Office Solutions (www.ikon.com) is one of the world's leading office technology companies, providing customers with total office solutions from copier and printing systems, computer networking and digital document services to copy center management, technology training and electronic file conversion. With fiscal 1998 revenues of $5.6 billion, IKON has more than 1,000 locations including the U.S., Canada, Mexico, the United Kingdom, France, Germany and Denmark.




This news release includes information that may constitute forward-looking statements made pursuant to the safe harbor provisions of the federal securities laws. Although IKON believes the expectations contained in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. This information is subject to risk and uncertainties such as those relating to conducting activities in a competitive environment; delays, difficulties, management transitions and employment issues associated with consolidation of, and/or changes in business operations; managing the integration of existing and acquired companies; risks and uncertainties associated with existing or future vendor relationships and general economic conditions. Therefore, actual results may differ materially from the forward-looking statements.

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